                                                                   Exhibit 10.37


                                COMMERCIAL LEASE

     THIS LEASE AGREEMENT is made this 22nd day of April, 1981, by and between THE CITY OF DUNSEITH, NORTH DAKOTA, hereinafter called LANDLORD, and TURTLE MOUNTAIN CORPORATION of 251 - 5th Street N.W., St. Paul, MN. 55112, hereinafter called TENANT.

     In consideration of the rents and covenants hereinafter set forth, Landlord hereby leases unto Tenant and Tenant hereby leases from the Landlord the following property situated in Dunseith, North Dakota:

     A.   The Dunseith Utility Building, (herein called the Building).

     B.   Term. The initial term of this lease is a period commencing on the
          ----
"commencement date" herein defined, and ending on the 31st day of December of the 15th calendar year following the year in which the commencement date occurs. The Tenant shall have the option to renew this lease for an additional ten year period, on the same terms and conditions as contained herein and at the same rent as provided for in year 15.

     The "commencement date" shall be the date upon which the Tenant commences manufacturing operations in the building and shall be evidenced by written notice from Landlord to Tenant that such operations have commenced.

     The Tenant shall be permitted access to and possession of the building from the date of this lease for the purpose of preparing the building for the commencement of manufacturing operation.

     2.   Equipment Purchase. Tenant shall purchase and install fixed capital
          ------------------
machinery for the manufacture of electronic circuit boards and components, at a minimum cost of

$434,396.00. Such purchase to commence on or before March 31, 1981 and be completed not later than August 31, 1981.

     Tenant shall close a loan for not less than $93,000.00 from Security State Bank, said funds to be used for capital equipment purchases within the above mentioned time frame and the purchased equipment to be installed in the building.

     3.   Working Capital. Tenant shall invest not less than $200,000.00 in
          ---------------
working capital for operations in the building. Such loan to be made from First Bank of Rolla.

     4.   Improvements Time Frame. It is expressly understood and agreed to by
          -----------------------
and between the parties that Landlord shall commence improvements on the building on or before April 30, 1981 and complete those improvements not later than April 30, 1982.

     5.   Recapture. The Landlord will recover from Tenant $166,000.00 of the
          ---------
$180,980.00 Action Grant if the full amount of the grant is used for construction and improvements; this is 91.72% of the Action Grant amount, or Landlord will recover 91.72% of whatever portion thereof is used on the building. The lease payments payable by Tenant have been set up as follows:

         years 1, 2, 3                      $8,000.00 per year
         years 4,5, 6                        9,000.00 per year
         years 7, 8, 9                      10,000.00 per year
         year 10                            11,000.00 per year
         years 11, 12, 13, 14, 15           14,800.00 per year

     If the full amount ($180,980.00) of the Action Grant is not spent for actual construction and improvements, 91.72% of the actual amount spent will be paid back to the city over a fifteen (15) year period. The Landlord will spend the fifty thousand dollars ($50,000.00) Block Grant money before the Action Grant is used. No repayment of the Block Grant funds by the Tenant is required. A pro rata amount of the Action Grant shall be paid by the Tenant to the Landlord monthly and will be due on the first day of the month.

     In addition to the recapture payments as noted above, the Tenant has agreed to make rent payment (in lieu of taxes) of $200.00 per month for ten (10) years. This figure may be renegotiated after five (5) years with $200.00 per month as the minimum figure.

     The Landlord will disburse Action Grand funds. Funds will be used to make renovations or additions to the building. Recaptured funds may also be made available as loans to other industry seeking to expand into the Dunseith Industrial Park. The Landlord will have eviction authority over the Tenant should the terms of the lease not be carried out.

     6.   Investment Credit. The Landlord and the Tenant acknowledge that the
          -----------------
Internal Revenue Code of 1954, Section 48, (d) permits a lessor of new Section 38 property to elect to treat the lessee as having purchased the property, so that the investment credit provided by Section 38 of the Internal Revenue Code may be allowed to a lessee. Landlord warrants that this property complies with
Section 38, and that the Tenant's use of the property pursuant to this lease will be the "original use" of the equipment. Landlord will elect to treat the Tenant as having purchased the equipment so that the investment credit may be allowed to the Tenant, which election shall be timely filed in such form as required under Section 38 of the Internal Revenue Code and the regulations thereunder. Tenant shall timely furnish, complete for landlords signature, any I.R.S. forms which Landlord is required to file. The Landlord is hereby informed that the Tenants fiscal year ends October 31 of each calender year, and that the due date of its income tax returns is January 15. Landlord does not guarantee or warrant that any specific amount will be eligible for Investment Credit, and the Tenant will have the sole responsibility to establish eligibility of items for its Investment Credits.

     7. Repairs and Maintenance. After repairs and remodeling are accomplished
        -----------------------
and after the commencement date, Tenant will provide and pay for all ordinary and necessary repairs and maintenance to the interior and exterior of the building, including without limitation, replacement of broken glass, removal of snow from sidewalks, parking area and roof; interior painting, staining and varnishing; exterior painting, staining and varnishing; replacement of worm or damaged flooring; repair of lighting fixtures, structural repairs and maintenance of interior walls; repairs and maintenance of plumbing, heating and cooling equipment. Structural repairs of roof and exterior walls shall be the responsibility of the Landlord. The Landlord expressly affirms that a one year warranty concerning structural deficiencies will be its responsibility.

     8. Remodeling. Tenant shall have the right to remodel the premises only
        ----------
with the written consent of Landlord, provided that such work be done in a good and workmanlike manner with materials of equal quality of those now comprising the building, and provided that the structural integrity and soundness of the building shall not be impaired.

     In the event of any remodeling after lease commencement date, any fixtures erected or installed by the Tenant and purchased by the Tenant which are physically fixed to the building shall remain the property of Tenant, and they may be removed by Tenant at the termination of this lease, provided that any damage caused by the removal of such fixtures shall be repaired by Tenant, and provided that any walls, doors, windows, flooring, wiring, piping, duct work, and the like which are built into the building and fixtures not removed by the Tenant shall become the property of the Landlord.

     9. Use of Premises. The Tenant will use the premises only as a
        ---------------
manufacturing plant and associated administrative offices, in compliance with all Federal, State and Municipal laws and regulations governing such activity. The Tenant shall have the right to sublease to subtenants, space, with prior approval of the Landlord.

     10. Utilities. Tenant will furnish its own electric energy, heat, cooling,
         ---------
gas, hot and cold water, and telephone service, and any other utilities.

     11. Janitor and Sanitation Services. Tenant will keep the premises clean,
         -------------------------------
and will provide its own janitor and sanitation services; all garbage and other refuse of any kind will be removed at Tenant's expense.

     12. Liabilities of Parties. Tenant agrees to indemnify Landlord and hold it
         ----------------------
harmless from any and all claims for damage or injury to persons or property, including cost of defense against such claims, arising out of or as a result of any transaction or occurrence on or about the premises during the term of this lease, or any breach or default of Tenant in the performance of any of the Tenant's obligations. Without limiting Tenant's liability hereunder, Tenant shall maintain sufficient insurance to protect Landlord and Tenant from all claims for personal injury, including death, whether such claims are under Workers' Compensation, or otherwise, which may arise from operations under this lease. Lessee shall file certificates of this insurance with Landlord, if Landlord so requires. The insurance shall be subject to the approval of Landlord for adequacy of protection.

     Except as otherwise provided in paragraph 13 hereof, Landlord and Tenant will each insure its own property under a policy of insurance which provides that such insurance shall not be invalidated (ILLEGIBLE) affected by a prior waiver of rights against any person for loss of or damage to the insured property.

     Neither the Landlord nor the Tenant shall be liable to the other party, or to anyone claiming through the other party by subrogation or otherwise, for any loss or damage to it caused by the personal or imputed negligence of Landlord or Tenant, and whether or not such property is insured against such loss.

     13. Casualty. Tenant will provide and pay for fire and extended coverage
         --------
insurance on the buildings and equipment for replacement value, with proceeds payable to Landlord and Tenant, as their interests may appear.

     If the building and equipment shall be totally destroyed, by fire or other cause, and can be repaired, then Landlord shall repair the same as speedily as possible to the extent of its insurance proceeds or Action Grant funds on hand and available for the purposes, provided the rent/lease payments shall be equitably reduced for the period the premises are wholly or partially unfit for the use herein provided.

     If the building shall be damaged, but not totally destroyed, by fire or other cause, and can be repaired, then Landlord shall repair the same as speedily as possible to the extent of its insurance proceeds or Action Grant funds on hand and available for the purpose, provided the rent/lease payments shall be equitably reduced for the period the premises are wholly or partially unfit for the use herein provided.

     14.  Remedies.
          --------

     A.   Default. At the election of the Landlord and upon notice of such
          -------
election being received by the Tenant by certified mail, the occurrence of any of the following events shall operate as a default provided that the Tenant shall have thirty (30) days grace period after receiving such notice to cure the default, to-wit:

          a) Failure of Tenant to make any rent/lease payments when due, whether payment is demanded or not;

          b) Vacation or abandonment of the premises by the Tenant;

          c) Violation of any covenant or nonperformance of any obligation to be kept or performed by Tenant under any provision of this lease;

          d) The filing of a bankruptcy petition by Tenant, entry of an adjudication of Tenant's bankruptcy, or the appointment of a receiver or the execution of an assignment for the benefit of Tenant's creditors.

     Upon the Landlord's election to declare a default and after the expiration of the Tenant's grade period, Landlord shall be entitled to re-enter and take possession of the premises upon ten (10) days notice, or such shorter notice as may be permitted by law. If the Landlord declares a default and re-enters the premises, or the Tenant vacates the property, the Tenant shall not be liable for rent/lease payments for the remaining term of the lease.

     B. Other Remedies. Upon the Tenant's failure to perform any of its
        --------------
obligations other than payment of rent, and if it shall not cure such failure within thirty (30) days after notice from the Landlord, Landlord may cure said failure of performance, and the reasonable cost thereof shall be payable by Tenant to Landlord upon demand. Upon the Landlord's failure to perform any of its obligations, and if it shall not cure such failure within thirty (30) days after notice from Tenant, Tenant may cure such failure of performance and the reasonable cost thereof shall be payable by Landlord to Tenant upon demand, or Tenant may deduct such reasonable cost from Future rent/lease payments. If any failure of the Landlord to perform any of its obligations shall render the premises untenantable, and it shall not cure such failure within thirty (30) days after notice from Tenant, Tenant may terminate the lease by notice to the Landlord and Tenant shall be discharged from all of its obligation under this lease. This paragraph shall not change the provisions of paragraph 13 regarding partial or total destruction.

     C. Survival of Remedies. The Landlord's failure or delay to elect to
        --------------------
declare a default for any occurrence, pursuant to subparagraph A above, shall not operate as a waiver of the right to declare a default for that occurrence or for any subsequent occurrence.

     The failure or delay of either party to give notice of the other party's failure of performance of any obligation pursuant to subparagraph B above, shall not operate as a waiver of the right to performance of that obligation or as a waiver of the right to performance in the event of any subsequent failure of performance.

     All remedies are cumulative; the resort to one remedy shall not preclude or waive the right to resort to any other remedy available at law or under the terms of this lease.

     15. Arbitration. In the event the parties should disagree on any part of
         -----------
this lease, and such dispute cannot be resolved by the parties, it shall be submitted to arbitration as follows: The Landlord and Tenant shall each name one arbitrator; if the two arbitrators cannot resolve the disagreement, they shall appoint a third arbitrator, and the decision of the majority of the arbitrators shall be binding on the parties. The costs of such arbitration shall be divided equally between the parties.

     16. Termination. Tenant will quit and deliver quiet possession of the
         -----------
premises to Landlord at the end of the term of this lease, or any previous termination thereof for any cause, in good order and condition, reasonable wear and depreciation excepted. This paragraph shall not operate to relieve the Tenant of its obligations of repair and maintenance.

     17. Holding Over. If the Tenant remains in possession of the premises after
         ------------
the expiration of this lease, and the Landlord accepts rent from it, the lease shall be deemed renewed for an additional ten (10) year period as set forth in
Section 1.

     18. Article IX.
         ----------

     A.   Definitions:

          (1)  Recipient - City of Dunseith.

          (2) Participating party - Turtle Mountain Corporation (T.M.C.) a North Dakota Corporation.

          (3)  "Program Income" - means the UDAG percentage of:

               (I) any income earned by recipient, or any agent or agency of Recipient, from the disposition of real or personal property acquired in whole or in part with grant funds;

               (II) the repayment proceeds (including principal and interest) of any loan made in whole or in part with grant funds;

               (III) any other revenues defined as program income in 24 CFR part 570, Subpart J, and

               (IV) any income from an activity where it is specifically declared in Exhibit A of the grant agreement that the income from such activity shall be deemed to be program income. The "UDAG percentage" means an amount computed by applying the percentage of participation of grant funds in the total cost of acquisition of property, in the total amount of a loan, or in the total cost of an activity, to the income from the disposition of such property, the total repayment proceeds of such loan, or the income from such activity.

     Article IX

     Third Party contract requirements:

Section 9.01 - Escrow of Program Income.
---------------------------------------

     Upon instruction by HUD, all Program Income received by the Participating Party, prior to the completion of all Recipient Activities, shall be deposited in escrow under arrangements approved by HUD, in order to provide funds to assure the completion of the Recipient Activities.

Section 9.02 - Program Income (ILLEGIBLE)
----------------------------------------

     All Program Income received by the Participating Party prior to completion of all recipient activities shall be used for payment of costs incurred for recipient activities.

Section 9.03 - Program Income for Title 1 Activities.
----------------------------------------------------

     All Program Income received by the Participating Party after the completion of all Recipient Activities shall be transferred to the Recipient for community and economic development activities which would be eligible for assistance under title 1 of the Act, unless otherwise provided in the close-out agreement between Recipient and HUD.

Section 9.04 - Assurance of Government Approvals.
------------------------------------------------

     The Recipient and each Participating Party has obtained, or has reasonable assurance that it will obtain, all Federal, State and local governmental approvals and reviews required by law to be obtained by the Recipient or Participating Party for the Project.

Section 9.05 - Completion of Project.
------------------------------------

     The Participating Party acknowledges that HUD, in selecting the Recipient for the award of this grant, relied in material part upon the assured completion of the project and that the Participating Party assures the Recipient that such activities will be completed by the Participating Party.

Section 9.06 - Assurances of Projected Jobs.
-------------------------------------------

     Participating Party will use its best efforts to create or cause to be created, within 48 months of date of Preliminary approval ie. January 5, 1981
                                                              ---------
the following number of permanent job opportunities as specified in Exhibit A of the Grant Agreement.

         -Total Permanent Jobs:                                              36

         -Total Permanent Jobs for low and moderate income persons:           28
         -Total Permanent Jobs for CETA eligible persons:                     28
         -Total Permanent Jobs for minorities:                                27

Section 9.07 - Maintaining Records and Right to Inspect.
-------------------------------------------------------

         (I) Participating Party shall keep and maintain books, records and other documents relating directly to the receipt and disbursement of grant funds and

         (II) any duly authorized representative of the Secretary of the Comptroller General of the United States shall at all reasonable times, have access to and the right to inspect, copy, audit, and examine all such books, records and other documents of such Participating Party until the completion of all closeout procedures respecting this grant and the final settlement and conclusion of all issues arising out of this grant.

Section 9.08 - Access to Project.
--------------------------------

         Participating Party agrees that any duly authorized representative of the Secretary (HUD) shall, at all reasonable times, have access to any portion of the Project in which such Participating Party is involved until the completion of all close-out procedures respecting this grant.

Section 9.09 - No Assignment or Succession.
------------------------------------------

         No transfer of Grant funds by the Recipient to the Participating Party shall be or be deemed an assignment of Grant funds, and such Participating Party shall neither succeed to any rights, benefits or advantages of the Recipient under this Grant Agreement, nor attain any rights, privileges, authorities or interests in or under this Grant Agreement.

Section 9.10 - Secretary Approval of Amendments.
-----------------------------------------------

         During the term of the Grant Agreement, this contract shall not be amended in any material respect, after such approval and acceptance, without the prior written approval of the Secretary (HUD). "Material" shall be defined as anything which cancels or reduces any developmental, construction, job creating, or financial obligation of any Participating Party by more than ten (10%) percent, changes the site or character of any development activity, or increases any time for performance by a party by more than thirty (30) days.

Section 9.11-Disclaimer of Relationships.
----------------------------------------

         Nothing contained in the Grant Agreement or in the contract between the parties, nor any act of the Secretary (HUD), the Recipient, or any of the parties, shall be deemed or construed by any of the parties, or by the third persons, to create any relationships of third-party beneficiary, principal and agent, limited or general partnership, or joint venture, or of association or relationship involving the Secretary (HUD).

Section 9.12 - Limitation of Recipient Liability for Project Activities.
-----------------------------------------------------------------------

         The Recipient shall not be liable to any Participating Party, or to any party except HUD, for completion of, or the failure to complete, any activities which are a part of the project, except those specified in Exhibit 1 of the Grant Agreement.

Section 9.13 - Conflict of Interest
-----------------------------------

         No member, officer, or employee of the Recipient, or its designees, or agents, no consultant, no member of the governing body of the Recipient or the locality in which the program is situated, and no other public official of the Recipient or such locality or localities, who exercises or has exercised any functions or responsibilities with respect to the project during his or her tenure shall have any interest, direct or indirect, in any contract or subcontract, or the proceeds thereof, for work to be performed in connection with the project or in any activity, or benefit therefrom, which is part of this project.

         (However, upon written request of the Recipient, the Secretary (HUD) may agree in writing to waive a conflict of interest otherwise prohibited by this provision whenever there has been full public disclosure of the conflict of interest, and the Secretary (HUD) determines that undue hardship will result either to the Recipient or the person affected by applying the prohibition and that the granting of a waiver is in the public interest. No such request for a waiver shall be made by Recipient which would, in any way, permit a violation of State or local law or any Charter Provision of the Recipient.

Section 9.14 - Project Signs.
----------------------------

         A project sign consistent with criteria established by the Secretary
(HUD), shall be erected on the Project site prior to commencement of construction through completion of construction.

         19.      Obligation to Achieve Projected Jobs.  (Section 5.03)
                  ----------------------------------------------------

         (a) In selecting the Recipient for this grant, the Secretary considered certain representations by the Recipient to the Secretary that this grant is expected to create a specific number of new permanent job opportunities for minorities, CETA-eligible persons and persons who, at the time of their employment, will be persons of low- or moderate- income within the meaning of
Section 570.3 of 24 CFR Part 570, as may be from time to time amended.

         (b) The Recipient acknowledges its representations in the application pertaining to the creation of jobs and obligates itself to use its best efforts to create, or cause to be created, the numbers and kinds of jobs within a specified time period as specified in Exhibit A of the Grant Agreement as being expected to be created through this Grant.

     (c) The Recipient obligates itself to use all powers available to Recipient to enforce the undertakings or assurances of Participating Parties respecting the creation of jobs which are specified in Exhibit A of the Grant Agreement.

     20. Lease Binding. All the covenants and agreements herein shall inure to
         -------------
the benefit of and be binding upon the parties, their successors and assigns, and no modification of this lease shall be binding unless in writing and signed by the parties hereto.

     21. It is expressly understood between the parties that this Lease Agreement supersedes the lease agreement dated January 6, 1981 and that said former agreement is null and void.

     IN WITNESS WHEREOF, the parties have executed this Lease Agreement this 22 day of April, 1981.

TENENT:                                  LANDLORD:

TURTLE MOUNTAIN CORPORATION              CITY OF DUNSEITH, NORTH DAKOTA


By:  /s/ John E. Miller                  By:   /s/ Robert Leonard
   ------------------------------------     ---------------------------------
         John E. Miller, Its President             Robert Leonard, Its Mayor

                                 LEASE AGREEMENT
                                 ---------------

ARTICLE 1.0 - GENERAL
---------------------

1.1.      Identification of Parties. This Agreement is entered into by and
          -------------------------
          between the City of Dunseith (hereafter referred to as the "Lessor") and Turtle Mountain Corporation (hereafter referred to as the "Lessee").

1.2.      Statement of Purpose. WHEREAS, the City of Dunseith has been awarded a
          --------------------
          Community Development Block Grant (CDBG) by the Office of Intergovernmental Assistance (OIA); and

          WHEREAS, The City of Dunseith has agreed to lease additional industrial building space to Turtle Mountain Corporation;

          THEREFORE, the parties hereto, in consideration of the premises, do agree as described herein.

1.3.      Term The initial term of this lease is a period commencing on the
          ----
          "commencement date" herein defined, and ending on the 31st day of December of the twentieth calendar year following the year in which the commencement date occurs. The Lessee shall have the option to renew this lease for an additional ten-year period. The "commencement date" shall be January 1, 1987.

          The Lessee shall be permitted access to and possession of the building from the date of this lease for the purpose of preparing the building for the commencement of manufacturing operation.

1.4.      Report and Products. The Lessee shall submit the following report:
          -------------------

          Employment Report/Loan Status - Submitted on a semi-annual basis for three years following the close-out of the grant.

1.5.      Intended Third Party Beneficiary. The Office of Intergovernmental
          --------------------------------
          Assistance (OIA) is an "Intended Third Party Beneficiary" of this contract and as such, is legally entitled to enforce the conditions and requirements of this agreement. In particular, it is expressly contemplated by the contracting parties that the OIA will have the ability to enforce the "Events of Default" (7.4) and "Actions Upon a Declaration of Default" (7.5) provisions of this Agreement if the Lessor does not exercise the rights of Articles 7.4 and 7.5. This provision in no way restricts any legal rights or remedies that the OIA may assert against the Lessor of its failure to enforce the conditions and requirements of this agreement.

ARTICLE 2.0 - LESSOR'S PROJECT
------------------------------

2.1.      Location of Project. The Lessor shall perform all the work and
          -------------------
          services required under this Agreement for the completion of the project which is located at the Dunseith Industrial Park.

2.2.      Statement of Work and Services. The Lessor shall perform in a
          ------------------------------
          satisfactory and proper manner the work activities and services as written and described in the approved CDBG Economic Development Grant Application, Attachment A to this Agreement. This Attachment is hereby made a part of this Agreement by reference. In addition, the Lessor's work activities and services shall conform to the approved Program Budget form of the Financial Assistance Award, Attachment B to this Agreement by reference.

2.3.      Project(s) Description. As described in the approved CDBG Economic
          ----------------------
          Development Grant Application (Attachment A), Lessor's project shall be the addition of 7,500 square feet to the Dunseith Industrial Building, the addition of a parking lot, and installation of curb and gutter adjacent to the parking lot.

2.4.      Conveyance or Disposition of Project. The City of Dunseith shall not
          ------------------------------------
          sell, transfer, convey, or otherwise dispose of the project or of any part thereof without the consent of the Office of Intergovernmental Assistance until the date on which the lease has terminated.

2.5.      Project Budget.
          --------------


                                                                      TOTAL
                                   SOURCE OF FUNDS                     COST
                                  ----------------------------------------------

                                         CDBG         OTHER

          Land                             0            0                0

          Buildings                        0            0                0

          Construction                $66,498.00    $158,652.00      $225,150.00

          Machinery & Equipment

          Furniture & Fixtures

          Working Capital

          Other                         8,992.00      19,208.00        28,200.00

                   TOTAL              $75,490.00    $177,860.00      $253,350.00


2.6.      Cost Variations. In the event that the project's total cost is less
          ---------------
          than the amount specified in Article 2.5 of this Agreement, then for the amount of the difference, grant funds shall be returned to the OIA in the same ratio as grant funds are to total project costs as specified in

2.7.      Cost Sufficiency. The Lessor is under no obligation to advance funds
          ----------------
          in addition to the amount specified in Article 2.5.

ARTICLE 3.0 - LESSOR'S CONTRIBUTION TO THE PROJECT
--------------------------------------------------

3.1.      Lessor's Contribution. The Lessor has agreed and is therefore required
          ---------------------
          to contribute funds to the project described in Article 2.5 of this Agreement in the amount of twenty-five thousand eight hundred fifty dollars ($25,850.00).

3.2.      Source of Lessor's Contribution. The source of the Lessor's
          -------------------------------
          contribution to the project shall be U.D.A.G. payback and community development funds.

ARTICLE 4.0 - OTHER CONTRIBUTIONS TO THE PROJECT
------------------------------------------------

4.1.      Contributions Other Than From Lessor. In order to completely finance
          ------------------------------------
          the Lessor's project, arrangements have been made and letters of lender commitment are available to secure additional funds which shall be applied to the project described in Article 2.3 of this Agreement.

4.2.      Source of Other Contributions. As shown in Article 2.5 of this
          -----------------------------
          Agreement, other contributions to Lessor's project are as shown below. Documents supporting the commitment of those other contributions and describing the terms and conditions of those contributions are attached hereto and made a part hereof as Attachment C.


                              Other Contributions
                              -------------------

          Source                                                   Amount
          ------                                                   ------

          Economic Development Administration                      $152,010.00

          Total                                                    $152,010.00

ARTICLE 5.0 - CONDITIONS OF LAW
-------------------------------

5.1.      Lessee's Representations. As conditions of the lease, the Lessee
          ------------------------
          represents and convenants the following:

5.1.1.    Duly Authorized. The making and performance by the Lessee of this
          ---------------
          Agreement has been duly authorized by all necessary corporate action, if any, and will not violate any law, rule, regulation, order, writ, judgement, decree, determination or award presently in effect having applicability to the Lessee or any provision of the Lessee's or result in a breach of or constitute a default under any indenture or bank loan or credit agreement or any other agreement or instrument to which the Lessee is a party or by which it is or its property may be bound or affected.

5.1.2.    Legally Binding Instruments. When this Agreement is executed by the
          ---------------------------
          Lessee and the Lessor, it shall constitute the legal, valid, and binding obligation of the Lessee in accordance with its terms.

5.1.3.    Suits Pending. There are no legal actions, suits, or proceedings
          -------------
          pending or, to the knowledge of the Lessee, threatened against the Lessee before any court or administrative agency, which, if determined adversely to the Lessee, would have a material and adverse effect on the financial condition or business of the Lessee.

5.1.4.    No Legal Authorization Needed. No authorization, consent or approval,
          -----------------------------
          any formal exemption of any governmental body, regulatory authorities (Federal, State or Local) or mortgage creditor or third party is or was necessary to the valid execution and delivery by the Lessee of this Agreement.

5.1.5.    Not in Default. The Lessee is not in default of any obligation,
          --------------
          covenant or condition contained in any bond, debenture, note, or other evidence of indebtedness of any mortgage or collateral instrument securing the same.

5.1.6.    Taxes are Paid. The Lessee has filed all tax returns which are
          --------------
          required and has paid or made provision for the payment of all taxes which have or may become due pursuant to said returns or pursuant to any assessments levied against the Lessee or its personal or real property by any taxing agency, federal, state or local. No tax liability has been asserted by the Internal Revenue Service or other taxing agency, federal, state, or local for taxes materially in excess of those already provided for and the Lessee knows of no basis for any such deficiency assessment.

5.2.      Obligations of the Lessor Conditional. The obligation of the Lessor to
          -------------------------------------
          make the lease shall be subject to the fulfillment at the time of closing of the following condition:

5.2.1.    Governmental Approval. The Lessor shall have secured all necessary
          ---------------------
          approvals or consents of Governmental bodies having jurisdiction.

5.3.      Affirmative Covenants of the Lessee. The Lessee agrees to comply with
          -----------------------------------
          the following covenants from the date hereof until the lease terminates, unless the lessor or its Assigns shall otherwise consent in writing.

5.3.1.    Payment, of the Lease. The Lessee agrees to pay punctually the payment
          ---------------------
          pursuant to the terms of this Agreement.

5.3.2.    Maintain and Insure Property. After the commencement date, Lessee will
          ----------------------------
          provide and pay for all ordinary and necessary repairs and maintenance to the interior and exterior of the building, including without limitation, replacement of broken glass, removal of snow from sidewalks, parking area and roof; interior painting, staining and varnishing; exterior painting, staining and varnishing; replacement of worn or damaged flooring; repair of lighting fixtures; structural repairs and maintenance of interior walls; repairs and maintenance of painting, heating and cooling equipment. Structural repairs of roof and exterior walls shall be the responsibility of the Lessor. The Lessor expressly affirms that a one-year warranty concerning structural deficiencies will be its responsibility.

          Remodeling. Lessee shall have the right to remodel the premises only
          ----------
          with the written consent of the Lessor, provided that such work be done in a good and workmanlike manner with materials of equal quality to those now comprising the building, and provided that the structural integrity and soundness of the building shall not be impaired.

          In the event of any remodeling after lease commencement date, any fixtures erected or installed by the Lessee and purchased by the Lessee which are physically fixed to the building shall remain the property of Lessee, and they may be removed by Lessee at the termination of this lease, provided that any damage caused by the removal of such fixtures shall be repaired by Lessee, and provided that any walls, doors, windows, flooring, wiring, piping, duct work, and the like which are built into the building and fixtures not removed by the Lessee shall become the property of the Lessor.

          Use of Premises. The Lessee will use the premises only as a
          ---------------
          manufacturing plant and associated administrative offices, in compliance with all Federal, State and Municipal laws and regulations governing such activity. The Lessee shall have the right to sublease to subtenants, space, with prior approval of the Lessor.

          Utilities. Lessee will furnish its own electrical energy, heat,
          ---------
          cooling, gas, hot and cold water and telephone service, and any other utilities.

          Janitor and Sanitation Services. Lessee will keep the premises clean, and will provide its own janitor and sanitation services; all garbage and other refuse of any kind will be removed at Lessee's expense.

          Liabilities of Parties. Lessee agrees to indemnify Lessor and hold it
          ----------------------
          harmless from any and all claims for damage or injury to persons or property, including cost of defense against such claims, arising out of or as a result of any transaction or occurance on or about the premises during the term of this lease, or any breach or default of Lessee in the performance of any of the Lessee's obligations. Without limiting Lessee's liability hereunder, Lessee shall maintain sufficient insurance to protect Lessor and Lessee from all claims for personal injury, including death, whether such claims are under Workmen's Compensation, or otherwise, which may arise from operations under this lease. Lessee shall file certificates of this insurance with Lessor, if Lessor so requires. The insurance shall be subject to the approval of Lessor for adequacy of protection.

          Except as otherwise provided above, Lessor and Lessee will each insure its own property under a policy of insurance which provides that such insurance shall not be invalidated or otherwise affected by a prior waiver of rights against any persons for loss of or damage to the insured property.

          Neither the Lessor nor the Lessee shall be liable to the other part, or to anyone claiming through the other party by subrogation or otherwise, for any loss or damage to it caused by the personal or imputed negligence of Lessor or Lessee, and whether or not such property is insured against such loss.

          Casualty. Lessee will provide and pay for fire and extended coverage
          --------
          insurance on the buildings and equipment for replacement value, with proceeds payable to Lessor and Lessee, as their interests may appear.

          If the building and equipment shall be totally destroyed, by fire or other cause, and can be repaired, then Lessor shall repair the same as speedily as possible to the extent of its insurance proceeds available for the purpose, provided the lease payments shall be equitably reduced for the period the premises are wholly or partially unfit for the use herein provided.

          If the building shall be damaged, but not totally destroyed, by fire or other cause, and can be repaired, then Lessor shall repair the same as speedily as possible to the extent of its insurance proceeds available for the purpose, provided the lease payments shall be equitably reduced for the period the premises are wholly or partially unfit for the use herein provided.

5.3.3.    Pay All Taxes. The Lessee agrees to duly pay and discharge all taxes,
          -------------
          assessments and governmental charges upon it or against those properties related to this Agreement prior to the date on which the penalities attached thereto.

5.3.4.    Maintain Existence. The Lessee agrees to maintain its corporate
          ------------------
          existence, rights, privileges, and franchises within the state of North Dakota and qualify and remain qualified as a foreign corporation in each jurisdiction in which its present or future operations or its ownership or property require such qualification.

5.3.5.    Provide Financial Information. The Lessee agrees to maintain adequate
          -----------------------------
          records and books of account, in which complete entries will be made reflecting all of its business and financial transactions, such entries to be made in accordance with generally accepted principles of good accounting practice consistently applied in the case of financial transaction.

          The Lessee agrees to submit true and accurate copies of its annual financial statement to the City of Dunseith and the OIA with the understanding that any and all financial statement of the Lessee will be reviewed by the city only during a closed session.

5.4.      Negative Covenants of the Lessee. The Lessee covenants and agrees
          --------------------------------
          that, from the commencement date hereof until termination of this lease, unless the Lessor or its Assigns shall otherwise consent in writing, it will not enter into any agreement or other commitment the performance of which would constitute a breach of any of the covenants contained in this Lease Agreement.

ARTICLE 6.0 - TERMS OF THE LEASE
--------------------------------

6.1.      Payments. The lease payments payable by the Lessee have been set and
          --------
          agreed to as follows:

          For the period of January 1, 1987 to December 31, 1987 ---- $0.00 per month.

          For the period of January 1, 1988 to December 31, 1988 ----- $365.45 per month.

          For the period of January 1, 1989 until termination of this agreement --- $562.53 per month.

6.1.1.    Time and Place of Payments. The Lessee shall make each payment under
          --------------------------
          this Agreement not later than the tenth (10th) day of each month in lawful money of the United States of America to the Lessor at the address specified below in immediate available funds, except as otherwise provided in this Agreement.

          Payment to be made at Security State Bank, Dunseith, North Dakota.

6.1.2.    Payment on Non-Business Days. Whenever any payment to be made
          ----------------------------
          hereunder shall be made hereunder shall be stated to be due on a Saturday, Sunday or a banking holiday, such payment may be made on the next succeeding business day.

ARTICLE 7.0 - Default on the Lease.
----------------------------------

7.1.      Default on Lease.
          ----------------

7.1.1. If any of the following events ("Event of Default") shall occur and be continuing, the Lessor may declare the Lessee to be in default:

7.1.2. Any representation or warranty made by the Lessee under or in connection with this agreement shall prove to have been incorrect in any material respect when made; or

7.1.3. The lessee shall fail to perform or observe any other term or condition contained in this Agreement and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Lessee by the Lessor or the OIA; or

7.1.4. The Lessee fails to create or retain at least 80% of the jobs listed in Attachment B and/or if the Lessee fails to meet the minimum of 51% of jobs for low and moderate income persons.

7.2.      Actions Upon a Declaration of Default. Upon declaration of default by
          -------------------------------------
          the Lessee, the Lessor may:

7.2.1. By notice to the Lessee, declare the balance of the lease payable without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Lessee.

7.2.2. Take whatever action at law or in equity may appear necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Lessee under this Agreement. No remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

ARTICLE 8.0 - ADMINISTRATIVE AND COMPLIANCE REQUIREMENTS
--------------------------------------------------------

8.1.      Accounts and Records.
          --------------------

8.1.1.    Accounts. The Lessee shall maintain books, records, documents, and
          --------
          other evidence pertaining to all costs and expenses incurred and revenues acquired under this Agreement.

8.1.2.    Audit and Inspection. At any time during normal business hours and as
          --------------------
          frequently as is deemed necessary, the Lessee shall make available to the Lessor, the OIA, the General Accounting office and the Department of Housing and Urban Development or their agents for their examination, all of its records pertaining to all matters covered by this Agreement and permit these agencies to audit, examine, make excerpts, or transcripts from such records, contracts, invoices, payrolls, personnel records, conditions of employment, and all other matters covered by this Agreement.

8.1.3.    Retention of Records. All records in the possession of the Lessee
          --------------------
          pertaining to this Agreement shall be retained by the Lessee for a period of three (3) years beginning with the lease commencement. All records shall be retained beyond the three-year period if audit findings have not been resolved within that period or if other disputes have not been resolved. Records for nonexpendable property acquired under this Agreement shall be retained for a three (3) year period after the final disposition of property.

8.2.      Civil Rights Provisions.
          -----------------------

8.2.1.    Discrimination in Employment. The Lessee shall not discriminate
          ----------------------------
          against any qualified employee or applicant for employment because of race, color, religion, sex, national origin, age or physical or mental disability. The Lessee should take affirmative action to ensure that applicants are employed and that employees are treated without regard to their race, color, religion, sex, national origin, age, or disability. Such action shall include but may not be limited to he following: employment, upgrading, demotion or transfers; recruitment or recruitment advertising; lay-off or termination; rates of pay or other forms of compensation; and selection for training, including an apprenticeship. The Lessee agrees to post notices setting forth the provisions of the nondiscrimination clause in conspicuous places so as to be available to employees.

8.2.2.    Consideration for Employment. The Lessee shall, in all solicitations
          ----------------------------
          or advertisements for employees placed by or on behalf of the Lessor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, national origin, age, or disability.

8.2.3.    Civil Rights Compliance in Employment. The Lessor shall comply with
          -------------------------------------
          all relevant provisions of the Fair Labor Standards Act (29 USC
          Section 201 et. seq.), Section 504 of the Vocational Rehabilitation
                      -------
          Act of 1973 (29 USC Section 794), the Age Discrimination in Employment Act of 1967 (42 USC Section 6101 et. seq.). The Lessor will furnish
                                           -------
          all information and reports requested by the state of North Dakota or required by or pursuant to the rules and regulations thereof and will permit access to payroll and employment records by the State of North Dakota to investigate compliance with these rules and regulations. In addition, Federal Executive Orders 11246 and 11375 require that all contracts in excess of $10,000 include the following language:

          "During the performance of this contract, the contractor agrees as follows:

          "(1) The contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. The contractor will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin. Such employment, upgrading, demotion, or transfer recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the contracting officer setting forth the provisions of this nondiscrimination clause.

          (2) The contractor will, in all solicitations or advertisements for employees placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, or national origin.

          (3) The contractor will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice, to be provided by the agency contracting officer, advising the labor union or workers' representative of the contractor's commitments under Section 202 of Executive Order No. 11246 of September 24, 1965, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

          (4) The contractor will comply with all provisions of Executive Order No. 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor.

          (5) The contractor will furnish all information and reports required by Executive Order No. 11246 of September 24, 1965 and by the rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records, and accounts by the contacting agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

          (6) In the event of the contractor's noncompliance with the nondiscrimination clauses of this contract or with any of such rules, regulations, or orders, this contract may be cancelled, terminated or suspended in whole or in part and the contractor may be declared ineligible for further government contracts in accordance with procedures authorized in Executive Order No. 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Oder No. 11246 of ILLEGIBLE

          (7) The contractor will include the provisions of paragraphs (1) through (7) in every subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order No. 11246 of September 24, 1965, that that such provisions will be binding upon each subcontractor or vendor. The contractor will take such action with respect to any subcontract or purchase order as the contracting agency may direct as a means of enforcing such provisions including sanctions for noncompliance. Provided, however, that in the event the contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the contracting agency, the contractor may request the United States to enter into such litigation to protect the interests of the United States."

8.2.4.    Program nondiscrimination. The Lessor and the Lessee shall conform
          -------------------------
          with requirements of Title VI of the Civil Rights Act of 1964 (42 U.S.C. 2000d et. seq.) and HUD regulations issued pursuant thereto
                       -------
          contained in 24 CFR Part 1. No person in the United States shall on the ground of race, color, national origin, or sex be excluded from participation in, be denied the benefits of, or be subjected to discrimination under any program or activity funded in whole or in part with funds made available through this contract. Any prohibition against discrimination on the basis of age under the Age Discrimination Act of 1965 (42 USC 6101 et. seq.) or with respect to
                                                  -------
          an otherwise qualified handicapped individual as provided in Section 504 of the Vocational Rehabilitation Act of 1963 (29 USC Section 794) shall also apply to any such program or activity. The Lessor and the Lessee shall also comply with Section 109, Title I of the Housing and Community Development Act of 1974, as amended.

8.2.5.    Fair Housing. The Lessor shall comply with Title VIII of the Civil
          ------------
          Rights Act of 1968 (42 USC 3601 et. seq.), generally known as the Fair
                                          -------
          Housing Act, and with HUD regulations found at 24 CFR Part 107, issued in compliance with Federal Executive Order 12259.

8.2.6. The Lessee shall comply with provisions for training, employment, and contracting in accordance with Section 3 or the Housing and Urban Development Act of 1968 (12 USC 1701u).

8.2.7.    Noncompliance with Civil Rights Laws. In the event of the Lessee's
          ------------------------------------
          noncompliance with the nondiscrimination clauses of this Agreement or with any of the aforesaid rules, regulations, or requests, this Agreement may be cancelled, terminated, or suspended either wholly or in part.

8.2.8. The Lessor will include the provisions of Article 8.0 in every subcontract for construction carried out with funds provided under this Agreement unless exempted by the State ILLEGIBLE each subcontractor. The Borrower will take such action with respect to any subcontract as the State of North Dakota may direct as a means of enforcing such provisions including sanctions for noncompliance.

8.3.      Environmental Requirements. The Lessee shall comply with the policies
          --------------------------
          of the National Environmental Policy Act of 1969 and other provisions of law which further the purposes of such Act as specified in the regulations issued by HUD contained in 24 CFR Part 58.

8.4.      Wage and Labor Requirements
          ---------------------------

8.4.1.    Anti-Kickback. All contractors and subcontractors involved in
          -------------
          construction or repair carried out with funds provided under this Agreement shall comply with the Copeland Anti-Kickback Act (18 U.S.C.
          874) and Department of Labor regulations at 29 CFR, Part 3. This Act provides that each contractor or subcontractor shall be prohibited from inducing, by any means, any person employed in the construction, completion or repair of public works, to give up any part of the compensation to which he is otherwise entitled.

8.4.2.    Wage Rates and Safety Standards. For construction contracts of $2,000
          -------------------------------
          and above, all laborers and mechanics employed by contractors or subcontractors in the performance of construction work financed by or with funds provided under this Agreement shall be paid wages at rates not less than those prevailing on similar construction in the locality as determined by the Secretary of Labor in accordance with the Davis-Bacon Act, as amended (40 U.S.C. 276a - 276a - 5); implemented at 29 CFR Part 5, by reason of this requirement, the Agreement Work Hours and Safety standards Act (40 U.S.C. 327 et. seq.) also applies
                                                        -------
          and is also implemented at 29 CFR Part 5; provided that this section shall apply to the rehabilitation of residential property only if such property is designed for residential use of eight or more units.

8.5.      Benefit to the Community. The Lessee understands and agrees that the
          ------------------------
          purposes of this lease include the accomplishment and realization of specific benefits to the City of Dunseith. Accordingly, as a further condition of this loan, the Lessee agrees to the following:

8.5.1.    Employment of Low and Moderate Income Persons. The lessee agrees to
          ---------------------------------------------
          employ nine persons whose income prior to such employment meets
          Section 8 income guidelines for LMI persons in Rolette County. The Lessee further agrees that these persons shall be employed on or before December 31, 1987.

8.5.2.    Employment of other Persons. The Lessee also agrees to employ eight
          ---------------------------
          additional persons on or before July, 1988.

ARTICLE 9.0 - OTHER CONDITIONS
------------------------------

9.1. This Agreement when delivered hereunder or pursuant thereto will be a legal, valid and binding obligation of the Lessee enforceable against the Lessee in accordance with their respective terms.

9.2. Neither the execution, delivery or performance of the Lease Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Lease Agreement conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction in any organization document or any agreement or instrument to which the Lessee is now a party or by which the Lessee is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, of the foregoing, or results in the creation or imposition of any lient, change or encumbrance whatsoever upon any of the property or assets of the Lessee under the terms of any instrument or agreement, other than as provided in this Agreement.

9.3. There is no litigation or proceeding pending, or to the knowledge of the Lessee threatened, against the Lessee affecting in any manner whatsoever the right of the Lessee to execute this Agreement or the other agreements required to be executed by the Lessee under the Agreement, or the ability of the Lessee to pay the payments required hereunder or to otherwise comply with the Lessee's obligations contained herein or therein.

9.4. The Lessee will comply in all material respects with all applicable laws, rules, ordinances, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon the Lessee or upon the Lessee's property except to the extent contested in good faith.

9.5.      Agreement Coverage.
          -------------------

9.5.1. This instrument, and any referenced attachments hereto or documents referred to herein, contains the entire agreement between parties and any statements, inducements or promises not contained herein shall not be binding upon said parties. This Agreement shall be binding upon the successors in office of the respective parties.

9.5.2. If any of the provisions herein shall be in conflict with the laws of the State of North Dakota and the United States, or shall be declared to be invalid by any court or record of this state, such invalidity shall be construed to affect only such portions as are declared invalid or in conflict with the law and such remaining portion or portions of the agreement shall remain in effect and shall be construed as if such invalid or conflicting portion of such agreement were not contained herein.

9.6.      Term of the Agreement. This Agreement shall be in full force and
          ---------------------
          effect from the date hereof and shall continue in effect so long as the lease is outstanding and unpaid.

9.7.      Indemnity; Fees and Expenses.
          ----------------------------

9.7.1. The Lessee will indemnify and save harmless the Lessor and its officers and employees and the OIA from and against any and all losses, by it or them while it or they are acting in good faith to carry out the transactions contemplated by this Agreement or to safeguard its or their interest or ascertain, determine or carry out its or their obligations under this Agreement or any law or contract applicable to said transaction.

9.7.2. The Lessee will, upon demand, pay to the Lessor or the OIA the amount of any and all reasonable expenses, including the reasonable fees and expenses of their counsel and of any experts and agents, which the Lessor may incur in connection with the exercise or enforcement of any of the rights of the Lessor hereunder, Lessee to perform or observe any of the provisions hereof, the collection of payments due under this Agreement, and other reasonable expenses of the Lessor or the OIA related to the Project or this financing (including reasonable attorneys' fees) which are not otherwise expressly required to be paid by the Lessee under the terms of this Agreement.

9.7.3. It is the intention of the parties that the Lessor shall not incur pecuniary liability by reason of the terms of this Agreement, or the undertakings required of the Lessor hereunder, the performance of any act required of it by this Agreement or of it by the Lessee, including all claims, liabilities or losses arising in connection with the violation of any statutes or regulations pertaining to the foregoing; accordingly, if the Lessor (including any person at any time serving as an officer or employee of the Lessor) should incur any such pecuniary liability, then in such even the Lessee shall indemnify and hold harmless the Lessor (including any person at any time serving as an officer or employee of the Lessor) against all claims by or on behalf of any person, firm or corporation, arising out of the same, and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon.

          The Lessee releases the Lessor and the OIA (including any person at any time serving as an officer or employee of the Lessor or OIA) from, agrees that the Lessor (including any person at any time serving as an officer or employee of the Lessor) shall not be liable for, and agrees to indemnify and hold the Lessor (including any person at any time serving as an officer or employee of the Lessor) harmless from, (i) any liability for any loss or damage to property or any injury to, or death of, any person that may be occasioned by any cause whatsoever pertaining to the Project, or (ii) any liabilities, losses or damages, or claims thereof, arising out of the failure, or claimed failure of the Lessee to comply with it covenants contained in this Agreement, including in each such case, any attorneys' fees.

          The Lessee agrees to indemnify and hold the Lessor (including any person at any time serving as an officer or employee of the Lessor) harmless to the fullest extent permitted by law from any losses, costs, charges, expenses (including attorneys' fees), judgements and liabilities incurred by it or them, as the case may be, in connection with any action, suit or proceeding institute or threatened in connection with the transaction contemplated by this Agreement. If any such claim is asserted, the Lender or any individual indemnified herein, as the case may be, will give prompt notice to the Lessee and the Lessee will assume the defense thereof, with full power to litigate, compromise or settle the same in the Lessee's sole discretion provided, however, the Lessor retains the right to employ separate counsel whose fees and expenses shall be borne by the Lessee, it being understood that neither the Lessor, its agent, nor any indemnified individual will settle or consent to the settlement of the same without the written consent of the Lessee. The obligation of the parties under this Section shall survive the termination of this Agreement.

9.8.      Binding-Effect; Governing Law. This Agreement shall be binding upon
          -----------------------------
          and insure to the benefit of the Lessee and the Lessor and their respective successors and assigns, except that the Lessee shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lessor and the OIA. This Agreement shall also insure to the benefit of the Lessor.

9.9.      Obligations of the Lessee Hereunder Unconditional. The obligation of
          -------------------------------------------------
          the Lessee to make the payments required in Article 6.1, and other articles hereof and to perform and observe the other agreements contained herein shall be absolute and unconditional and shall not be subject to any defense or any right of set-off, counter-claim or recoupment arising out of any breach by the Lessor of any obligation to the Lessee, whether hereunder or otherwise, or out of any indebtedness or liability at any time owning to the Lessee by the Lessor and until such time as the principal shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Agreement, the Lessee (i) will not suspend or discontinue any payments provided for in Article 9.14 hereof, (ii) will perform and observe all other terms and conditions contained in this Agreement, and (iii) except as provided in Article
          9.14 hereof, will not terminate the terms of this Agreement for any cause, it being the intention o(pound)the parties that the payments required hereunder will paid in full when due without any delay or diminution whatsoever.

9.10.     Assignments. No waiver by the Lessor of any default hereunder shall
          -----------
          operate as a waiver of any other default or of the same default on a future occasion. No delay on the part of the Lender in exercising any right or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any right or remedy by the Lessor shall preclude future exercise thereof or the exercise of any other right or remedy.

9.11.     Amendment of this Agreement. The Lessee or the Lessor may, during the
          ---------------------------
          duration of this Agreement, deem it necessary to make alterations to the provisions of this Agreement. Any changes to this Agreement, which are approved by the City of Dunseith and the OIA, shall be incorporated into this Agreement. The provisions of the amendment shall be in effect as of the date of the amendment unless otherwise specified within the amendment. A waiver of any condition of this Agreement must be in writing from the duly authorized official of the City of Dunseith and the OIA.

9.12.     Termination for Cause. The Lessor may terminate this Agreement in
          ---------------------
          whole, or in part, at any time before the date of completion, whenever it is determined that the Lessee has failed to comply with the conditions of the Agreement. The Lessor shall promptly notify the Lessee in writing of the determination and the reasons for the termination, together with the effective date.

9.13.     Litigation. The Lessee agrees to pay the cost of any litigation
          ----------
          arising from failure of the Lessee to comply with the rules and regulations in this Agreement or resulting from the negligence or incompetence of the Lessee. In carrying out the provisions of the Agreement or in exercising any power or authority granted to the Lessee thereby, there shall be no liability, personal or otherwise, upon the Lessor or the State of North Dakota. Furthermore, the Lessee shall indemnify and save harmless the State of North Dakota and the City of Dunseith from suits, actions or claims of any character brought for or on account of any injuries or damages received by any person or property resulting from operations of the Lessee or any persons working under him, carrying out the terms of this Agreement.

9.14.     Resolution of Disagreement. In the event of any disagreement between
          --------------------------
          the Lessee and the Lessor relating to the technical competence of the work and services being performed and its conformity to the requirements of this Agreement, the decisions of the Lessor and/or OIA shall prevail.

IN WITNESS THEREOF, the parties hereto have executed this Agreement on the day and year last specified below, and Agreement consisting of typewritten pages and Attachments "A", "B", "C".



Lessee:                                               Lessor:



Turtle Mountain Corporation,                   City of Dunseith
---------------------------                    ----------------
a North Dakota Corporation
--------------------------

By:    /s/  ILLEGIBLE                     By:   /s/  ILLEGIBLE
    ---------------------------              -------------------------
(In his capacity as President             (Chief Elected Official)
 of Turtle Mountain Corporation
 and Individually)



Dated:        12/17/86                    Dated:      12-22-86
       -----------------------------              --------------------------



By:    /s/  ILLEGIBLE                     By:   /s/  ILLEGIBLE
    -------------------------------           ------------------------
  (In his/her capacity as Secretary                   Auditor
   of Turtle Mountain Corporation
   and Individually)



Dated:   12/17/86                         Dated:      12-22-86
       ----------------------------               --------------------------

ADDENDUM TO COMMERCIAL LEASE BETWEEN CITY OF DUNSEITH AND TURTLE MT. CORPORATION, ORIGINAL LEASE DATED 4-21-81 with three previous addendums, dated 2-1-85, 1-13-89, and 8-1-92.

The effective date of this Addendum is November 1, 1996.

1. Term: Occupancy of City Utility Building, consisting of 30,000 square feet plus lunch room addition.

2. For the consideration of $35,000.00 advanced for a lunch room addition to the building from the UDAG account, the recapture section of the lease is amended as follows:

Present 13 year lease at $646.25 per month equals             $100,815.86

Paid 51 payment through October, 1996                           32,959.26
                                                              -----------

Balance of Lease                                                67,856.60

Funds Advanced                                                  35,000.00
                                                              -----------

New Lease Obligation                                          $102,856.60

New 13 year lease, 156 months at $659.34 starting 11-1-96.

3. In addition to the recapture payments as noted above, the Tenant agrees to make rent payment of $800.00 per month, $400.00 of which will be credited to the amount of money Turtle Mt. Corporation advances to complete the lunch room addition (estimated at $9000). The City will allow the credit for 24 months. After this time period, the rent will continue at $800 per month. Turtle Mt. Corporation will continue to pay the real estate taxes.

The building rent will be reviewed seven years or later from the effective date of this addendum; second review date will be thirteen years from the effective date of this addendum.

The tenant shall have the option to renew this lease for an additional ten year period, on the same terms and conditions as contained in the original lease and addendums to the same.

IN WITNESS THEREOF, THE PARTIES HAVE EXECUTED THIS LEASE ADDENDUM THE FIRST DAY OF NOVEMBER, 1996.

TENANT                                       LANDLORD
TURTLE MOUNTAIN CORPORATION                  CITY OF DUNSEITH


By: /s/ John E. Miller                      By: /s/ Jessie P. Marion
   ----------------------------                 ----------------------------
John E. Miller, President                       Jessie Marion, Mayor

ADDENDUM TO COMMERCIAL LEASE BETWEEN CITY OF DUNSEITH AND TURTLE MT. CORPORATION, Original lease date April 22, 1981 with two previous addendums, dated ILLEGIBLE 1-85, and 1-13-89.

The effective date of this Addendum is August 1, 1992.

1. Term: Occupancy of City Utility Building No. 1, consisting of 30,000 square feet plus lunch room addition.

2. For the consideration of $14,714.10 advanced for the interior improvements made to the building since November, 1990, the recapture section of the lease is amended as follows:

Present 15 year lease at $619.44 per month equals             $111,498.80
Paid 41 payments through July, 1992                             25,397.04

                                                              -----------
Balance of Lease                                                86,101.76
Advanced (November, 1990 $7614.10, November, 1991
$2100.00, and July, 1992 $5000.00)                              14,714.10

                                                              -----------
New Lease Obligation                                          $100,815.86

New 13 year lease, starting August, 1992, 156 months at $646.26 each month.

3. In addition to the recapture payments as noted above, the Tenant has agreed to make rent payments of $400:00 per month and pay the real estate taxes on said building. (This is not a change)

The tenant shall have the option to renew this lease for an additional ten year period, on the same terms and conditions as contained in the original lease and any addendum to the same. The building rent will be renegotiated for this additional ten year period.

The City of Dunseith wants to establish a minimum balance in this UDAG account of $50,000; arrived at as follows which takes 75% of each payment for the first 5 years, 50% thereafter. This minimum should not hinder the city's ability to maintain the building as specified in the lease and/or to take advantage of special expansion opportunities.
End of First Year             $11,631.000
       Second Year              17,445.00
       Third Year               23,259.00
       Fourth Year              29,073.00
       Fifth Year               34,887.00
       Sixth Year               38,769.00
       Seventh Year             42,651.00
       Eighth Year              46,533.00
       Ninth Year               50,415.00

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS LEASE ADDENDUM THIS 29TH DAY OF JULY, 1992.

TENANT                                      LANDLORD
TURTLE MOUNTAIN CORPORATION                 CITY OF DUNSEITH, ND


By: /s/ John E. Miller                      By: /s/ Dennis Mathias
    ------------------------------              ---------------------------
John E. Miller, President                   Dennis Mathias, Mayor

ADDENDUM TO COMMERCIAL LEASE BETWEEN CITY OF DUNSEITH AND TURTLE MT. CORPORATION Original lease dated April 22, 1981 with first addendum dated February 1, 1985.

The effective date of this Addendum is January 1, 1989.

     1. Term: Occupancy of City Utility Building No. 1, consisting of 30,000 sq. ft. plus lunch room addition.

     2. For the consideration of $32,000 advanced for the expansion of said building, the recapture section of this lease is amended as follows:

         Present 15 year lease at $588.88 per month equals       $105,998.40

         Paid 45 payments through December, 1988                   26,499.60
                                                                 -----------

         Balance on lease                                          79,498.80

         Advance                                                   32,000.00
                                                                 -----------

         New Lease Obligation                                    $111,498.80

         New 15 year lease, starting January, 1989
         180 months at $619.44 each month

3. In addition to the recapture payments as noted above, the Tenant has agreed to make rent payments of $400.00 per month and pay the real estate taxes on said building.

4. The Tenant shall have the option to renew this lease for an additional ten year period, on the same terms and conditions as contained in the original lease and any addendum to the same. The building rent will be re-negotiated for this additional ten year period.

IN WITNESS WHEREOF, the parties have executed this Lease Addendum this 13th day of January, 1989.

TENANT                                      LANDLORD
TURTLE MT. CORPORATION                      CITY OF DUNSEITH, NORTH DAKOTA


By: /s/ John E. Miller                      By: /s/ Dennis Mathias
    ----------------------------                -----------------------------
John E. Miller, Its President               Dennis Mathias, Its Mayor